Exhibit 10.1

AMENDMENT TO ACQUISITION AGREEMENT

THIS AMENDMENT TO ACQUISITION AGREEMENT (this “Amendment”), dated as of January 21, 2014, is entered into by and among Overland Storage, Inc., a California corporation (“Buyer”), on the one hand, and Tandberg Data Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 147.829 (the “Company”), and the persons listed on Schedule I attached hereto (collectively, the “Company Shareholders”), on the other hand (each a “Party” and together the “Parties”).

WHEREAS, the Parties previously entered into that certain Acquisition Agreement (the “Acquisition Agreement”), dated as of November 1, 2013, pursuant to which, among other things, Buyer shall acquire from the Company Shareholders 100% of the capital shares of the Company (the “Acquisition”) (capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Acquisition Agreement);

WHEREAS, pursuant to Section 11.8 of the Acquisition Agreement, the terms or provisions of the Acquisition Agreement may be amended, and the observance of any term of the Acquisition Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by Buyer, the Company and the Company Shareholders; and

WHEREAS, the Parties desire to amend the Acquisition Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of TD Corp. Immediately prior to the Closing of the Acquisition, the Company shall sell to Buyer, and Buyer shall purchase from Seller, 100% of the issued and outstanding capital stock (the “Shares”) of Tandberg Data Corporation, a Delaware corporation (“TD Corp”), and a wholly-owned subsidiary of the Company, pursuant to a Stock Purchase Agreement in substantially the form attached hereto as Exhibit A. The aggregate purchase price for the Shares shall be $10,000 (the “Purchase Price”).

2. Board of Directors of Buyer. Section 8.5 of the Acquisition Agreement is hereby amended by deleting such Section 8.5 in its entirety and substituting in lieu thereof the following:

“Within three (3) Business Days after the Closing, Buyer shall cause the size of the board of directors of Buyer to be set at seven (7) directors. In connection with the increase of the size of the board of directors of Buyer from five (5) directors to seven (7) directors, within two (2) weeks after the Closing Buyer shall cause the board of directors of Buyer to appoint two (2) directors approved by the Company Shareholders to fill the additional director positions. Such directors shall serve for the same term as the other directors, or until their earlier death, resignation or removal in accordance with the Charter Documents of Buyer.”

3. Assignment of Company Interests to Acquisition Subsidiary. Section 2.1(b) of the Acquisition Agreement is hereby amended by replacing the reference therein to “Company Shares” with “Company Interests.”

4. Closing. Section 2.3 of the Acquisition Agreement is hereby amended by deleting such Section 2.3 in its entirety and substituting in lieu thereof the following:

“Subject to the earlier termination of this Agreement pursuant to Article 10, the Closing shall take place at the offices of O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, California 94025, at 5:00 p.m. Pacific time on the Closing Date, provided, however, that to the extent possible pursuant to Applicable Law, the Closing may take place by exchange of executed documents by facsimile or email transmission.”

5. Nordea Debt. Section 7.11 of the Acquisition Agreement is hereby amended by deleting such Section 7.11 in its entirety and substituting in lieu thereof the following:

“On or prior to the Closing Date, the Company shall (i) convert, or cause to be converted, the Debt into Company Shares other than US$400,000 of Debt owed by the Company to FBC which, by execution of the Amendment to Acquisition Agreement dated January 21, 2014, FBC acknowledges and agrees shall be, immediately prior to

Closing, deemed satisfied in full and the Company shall hereby be released from all liability therefor; provided, that the Company shall repay in full all of the Debt set forth on Schedule 7.11, which shall not be converted into Company Shares; provided, further, that following the repayment in full of the Debt set forth on Schedule 7.11, the Company shall not terminate and shall cause to be maintained (x) the outstanding Guarantee to secure payment in an aggregate amount up to $600,000 issued by Nordea Bank Norge ASA for the benefit of Hewlett-Packard Europe B.V. (the “Nordea Bank Guarantee”) and (y) the outstanding Overdraft Facility dated August 3, 2010 provided to Tandberg Data Norge AS, an indirect Subsidiary of the Company organized under the laws of Norway (“Tandberg Norway”), by Nordea Bank Norge ASA in an aggregate principal amount not to exceed $1,250,000 (the “Nordea Overdraft Facility”), which is secured by a lien on certain assets of Tandberg Norway; and (ii) obtain executed UCC-2 or UCC-3 termination statements (or any other applicable termination statement) executed by each Person holding a security interest in any assets of any Group Company as of the Closing Date terminating any and all such security interests and evidence reasonably satisfactory to Buyer that all Encumbrances on assets of any Group Company shall have been released prior to, or shall be released simultaneously with, the Closing, other than in respect of any security interest in respect of the Nordea Bank Guarantee or the Nordea Overdraft Facility.”

6. Nordea Cash Collateral. Buyer acknowledges that Nordea Bank Norge ASA (“Nordea”) did not permit set-off of the US$400,000 cash collateral (the “Cash Collateral”) held by Nordea in respect of the Nordea Bank Guarantee. Buyer covenants to procure that Nordea will pay over all or any portion of the Cash Collateral that would otherwise be paid over to the Company or Tandberg Data Norway directly to FBC Holdings S.à r.l. promptly following the termination of the Nordea Bank Guarantee on or around March 31, 2014.

7. No Other Amendments. The Parties each hereby acknowledge, agree and understand that except as expressly set forth above, this Amendment (i) shall not amend, modify or otherwise impact any provision of the Acquisition Agreement, all of which shall remain in effect, and (ii) shall not serve as a waiver of, and shall be without prejudice to, any rights, remedies, claims or defenses of any Party under the Acquisition Agreement or otherwise, all of which are expressly reserved by the respective Parties.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

BUYER

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Name: Eric L. Kelly
Title: President and Chief Executive Officer

COMPANY

TANDBERG DATA HOLDINGS S.À R.L.

/s/ Fabrice Rota
Name: Manacor (Luxembourg) S.A.
Title: Manager A

/s/ James H. Tucker
Name: Cyrus Capital Partners, L.P.
Title: Manager B

[Signature Page to Amendment of Acquisition Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

COMPANY SHAREHOLDERS

FBC HOLDINGS S.À R.L.

/s/ Fabrice Rota
Name: Manacor (Luxembourg) S.A.
Title: Manager A

/s/ James H. Tucker
Name: Cyrus Capital Partners, L.P.
Title: Manager B

TANDBERG DATA MANAGEMENT S.À R.L.

/s/ Fabrice Rota
Name: Manacor (Luxembourg) S.A.
Title: Manager A

/s/ James H. Tucker
Name: Cyrus Capital Partners, L.P.
Title: Manager B

[Signature Page to Amendment of Acquisition Agreement]

SCHEDULE I

COMPANY SHAREHOLDERS

Company Shareholders

FBC Holdings S.à r.l.,

a Luxembourg private limited liability company (société à

responsabilité limitée) having its registered office at L-1855

Luxembourg, 46A, avenue J.F. Kennedy

Tandberg Data Management S.à r.l.,

a Luxembourg private limited liability company (société à

responsabilité limitée) having its registered office at L-1855

Luxembourg, 46A, avenue J.F. Kennedy

EXHIBIT A

FORM OF STOCK PURCHASE AGREEMENT